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Exhibit 5.11

CONSENT OF KLAUS TRIEBEL

        In connection with Franco-Nevada Corporation's registration statement on Form F-10, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein, to be filed with the United States Securities and Exchange Commission (the "Registration Statement"), I, Klaus Triebel, hereby consent to references to my name and to my involvement in the preparation of a technical report entitled "Palmarejo Project SW Chihuahua State, Mexico YE 2012—Technical Report" dated January 1, 2013 (the "Technical Report") in the Registration Statement, and to the inclusion and incorporation by reference of information derived from the Technical Report in the Registration Statement.

/s/ Klaus Triebel
	Name:	Klaus Triebel
	Title:	Manager, Resource Evaluation Coeur Mining, Inc.
Date: October 29, 2013

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  Exhibit 5.11
CONSENT OF KLAUS TRIEBEL